                                                                    EXHIBIT 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of O'Sullivan Industries Holdings, Inc. ("O'Sullivan") of our report dated August 17, 1998 relating to the consolidated financial statements, which appears in O'Sullivan's Annual Report on Form 10-K for the year ended June 30, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers, LLP

Fort Worth, Texas
June 25, 1999